Exhibit 99.1
Alan Cohen
Senior Vice President, Marketing and Public Relations
Office (787) 729-8256
alan.cohen@firstbankpr.com
FIRST BANCORP ANNOUNCES SETTLEMENT WITH THE
SECURITIES AND EXCHANGE COMMISSION
San Juan, Puerto Rico, August 7, 2007 — First BanCorp (NYSE: FBP) announced today that it has reached an agreement with the Securities and Exchange Commission (SEC) to resolve the previously announced SEC investigation of the Corporation.
“We have cooperated fully with the SEC since the beginning of their investigation, and with this settlement, are pleased to complete another significant step by resolving the investigation,” said Luis Beauchamp, President and Chief Executive Officer of First BanCorp. “With today’s SEC settlement, yesterday’s announcement related to the shareholder lawsuit, our filings of our financials for 2005 and 2006 after restating certain financial information for 2002 through 2004, and our plan to file our quarterly financials in September 2007, First BanCorp has substantially reduced regulatory and legal risks.”
Under the terms of the settlement, First BanCorp, without admitting or denying wrongdoing, is enjoined from specified violations of the securities laws and will pay an $8.5 million civil penalty to the SEC. First BanCorp acknowledges that the civil penalty paid pursuant to the Final Judgment may be distributed pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002.
The monetary payment will have no impact on the Corporation’s earnings or capital in 2007. As reflected in First BanCorp’s previously filed financial statements for 2005, the Corporation accrued $8.5 million in 2005 for the potential settlement with the SEC.
About First BanCorp
First BanCorp is the parent corporation of FirstBank Puerto Rico, a state- chartered commercial bank with operations in Puerto Rico, the Virgin Islands and Florida; of FirstBank Insurance Agency; and of Ponce General Corporation. First BanCorp, FirstBank Puerto Rico and FirstBank Florida, formerly Unibank, the thrift subsidiary of Ponce General, all operate within U.S. banking laws and regulations. The Corporation operates a total of 153 financial services facilities throughout Puerto Rico, the U.S. and British Virgin Islands, and Florida. Among the

subsidiaries of FirstBank Puerto Rico are Money Express, a finance company; First Leasing and Car Rental, a car and truck rental leasing company; and FirstMortgage, a mortgage origination company. In the U.S. Virgin Islands, FirstBank operates First Insurance VI, an insurance agency and First Express, a small loan company. First BanCorp’s common and preferred shares trade on the New York Stock Exchange under the symbols FBP, FBPPrA, FBPPrB, FBPPrC, FBPPrD and FBPPrE.
Safe Harbor
This press release may contain “forward-looking statements” concerning the Corporation’s future economic performance. The words or phrases “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation reform Act of 1995.
The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including the Corporation’s ability to file the required quarterly information so that the Corporation can return to compliance with the reporting requirements under the Securities Exchange Act of 1934, the completion of the sale of shares of common stock to Scotiabank, which is conditioned on, among other things, regulatory approvals, the ability to finalize the settlement of the shareholder litigation, interest rate risk relating to the secured loans to Doral and R&G Financial, the continued repayment by Doral and R&G Financial of their outstanding loans, the impact on net income of the reduction in net interest income resulting from the repayment of a significant amount of the commercial loans to Doral, the impact of the consent orders on the Corporation’s future operations and results, the Corporation’s ability to continue to implement the terms of the consent orders, FirstBank’s ability to issue brokered certificates of deposit, its liquidity, the ability to fund operations, changes in the interest rate environment, regional and national economic conditions, competitive and regulatory factors and legislative changes, could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements.
# # #

2